UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2013

SWORDFISH FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-7475	41-0831186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  1400 W Northwest Highway
Grapevine, Texas 76051

 (Address of principal executive offices and Zip Code)

(817) 845-6244
 (Registrant’s telephone number, including area code)

N/A
(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Page

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement	3

SECTION 2 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Item 2.01 Completion of Acquisition	4

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 (d) Exhibits	5

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01                      Entry into a Material Definitive Agreement

            On December 27, 2013, Swordfish Financial, Inc. (the “Company”) entered into a Securities and Exchange Agreement with iPoint Television, LLC (“iPoint”) to acquire 90% of the issued and outstanding membership interests of iPoint in exchange for the issuance of 25,000,000 shares of Swordfish’s Series A Preferred Stock, which has voting rights of 100 shares of Swordfish’s common stock and is convertible into Swordfish’s common stock at the rate of 10 shares of common stock for each share of Series A Preferred Stock, 50,000,000 shares of Swordfish’s common stock (the “Purchase Price”).  The Company’s CEO and Chairman Clark Ortiz is the owner of the membership interests being acquired by Company.  The acquisition was approved by the disinterested member of the Company’s board of directors.

This Agreement supersedes and replaces the original Purchase Agreement dated August 23, 2013 between the Company and the shareholders of iPoint.

iPoint is a media platform designed to capture a large portion of the home entertainment and cable business, driven by the most popular portal – the Internet. Distribution via Smart Devices and Applications.

iPoint is a television and radio network delivery system providing the Global Internet to Direct-Connect to the World Wide broadband Internet community a large bouquet of programming that will focus on providing the largest International and national entertainment programming.

iPoint.tv will sell smart devices which will have programmed mainstream, independent and startup networks to be delivered via a subscription base consumer. Monthly cost will be $19.95 for more than 1000 channels together with a onetime purchase of $150.00 devices. Together with the basic subscription Pay-Per-View (PPV) channels will generate extra income to the company by offering movies, sports events and live conferences and concerts. All content will provide advertising by way of manner, links or within the content. Conservative projections show profitable returns within 2014.

iPoint Television is a media Internet Protocol Video distribution company and Application Developer designed to capture a large portion of the home entertainment, communication and cable business. We utilize the most popular and largest portal in the world, the Internet.

Our technology allows us to connect with the present cable systems that are in the home or be utilized as a standalone entertainment system. We connect our subscribers via a Smart Device such as TVuer HDMI Dongle, Roku, Western Digital, OmniBox or other STB systems that provides a direct connection between the Internet and their TV sets. These devices can connect either Composite (RCA connections) or HD via a HDMI or Composite connection.

iPoint content is available on smart tv sets across the globe. Smart TV is presently a $265 Billion market. Our Smart TV application is in development and will be delivered throughout Europe by first quarter 2014.

iPoint will sell a basic monthly subscription program line up of networks designed to cater to the Global Entertainment industry. This line up consists of the World's Television networks and Global entertainment companies.

The closing of this transaction is subject certain conditions including but not limited to amending its Articles of Incorporation to authorize the Series A Preferred Stock and increase the authorized shares of the Company’s common stock.

SECTION 2 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Item 2.01           Completion of Acquisition

On January 15, 2014, the Company completed the acquisition of 90% of the issued and outstanding membership interests of iPoint.  Pursuant to the Securities and Exchange Agreement the Company issued Clark Ortiz, the Company’s CEO and Chairman 25,000,000 shares of Swordfish’s Series A Preferred Stock, which has voting rights equal to 100 shares of the Company’s common stock and is convertible into the Company’s common stock at the rate of 10 shares of common stock for each share of Series A Preferred Stock. In addition to issuance of the Series A Preferred Stock the Company agreed as part of the Purchase Price to issue 50,000,000 shares of its common stock to Mr. Ortiz. At present the Company has no authorized and unissued shares available to be issued, however in order to close the transaction, Mr. Ortiz has agreed to close the transaction pending the Company increasing authorized shares of common stock.   As a result of the transaction the Company owns 90% of issued and outstanding membership interests in iPoint Television LLC and therefor a majority owned subsidiary of the Company and the Company will be able to report the results of iPoint on a consolidated basis in the Company’s financial statements.

Corporate Actions Prior to Closing of Agreement

On  January 8, 2014 prior to and in anticipation of the closing of this transaction, the Company filed an Amendment to the Company’s Articles of Incorporation with the Secretary of State of Minnesota in which it filed an amendment designating the Series A Preferred Stock as follows;

Pursuant to the resolutions adopted by the Company’s Board of Directors the "Series A Preferred Shares" shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

Designation, Amount and Par Value. The series of preferred stock shall be designated as its  Series A Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 25,000,000 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”). Each share of Preferred Stock shall have a par value of $.0001 per share and a stated value equal to $.0001.

Dividends. The Holders of outstanding Preferred Stock shall not be entitled to participate in any dividends declared on the Corporation’s common stock.

Voting Rights.  In addition to voting as a class as to all matters that require class voting under the Minnesota Business Corporation Act, the Holders of the Preferred Stock shall vote on all matters with the holders of the Common Stock (and not as a separate class) on one hundred votes per share (100:1) basis.  The Holders of the  Preferred Stock shall be entitled to receive all notices relating to voting as are required to be given to the holders of the Common Stock.

            Rank. The Preferred Stock shall, with respect to rights on liquidation, rank  equivalent to all classes of the common stock, $.0001 par value per share (collectively, the "Common Stock" or "Common Shares"), of the Corporation.

            Redemption.. Shares of Preferred Stock may not be redeemed by the Corporation absent the unanimous consent of the holders thereof.

Conversion.  Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the Series A Issue Date at the conversion ratio of one (1) share of Series A Preferred Stock for ten (10) shares of Common Stock.

Corporate Actions Subsequent to Closing of Agreement

The Company is obligated to issue Mr. Ortiz 50,000,000 shares of its common stock as part of the Purchase Price the Company intends on immediately increasing its shares of common stock from 1,000,000,000 shares to 3,000,000,000.  As a result of Mr. Ortiz’ ownership of the Series A Preferred Stock and the super voting rights attendant thereto, he has provided the Company written consent to increase the Company’s authorized common stock as stated above.  The Company intends to take the Corporate action as soon as practical.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Financial Statements of iPoint Television, LLC for the years ended December 31, 2013 and 2012, to be filed by amendment to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information, to be filed by amendment to this Current Report on Form 8-K.

(c)	Not Applicable

(d)	Exhibits:

Exh. No.	Date	Document
1.0	December 27, 2013	Securities and Exchange Agreement dated December 27, 2013*

____________________________
 *   Filed as an exhibit to Form 8K filed with the Commission on January 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2014	SWORDFISH FINANCIAL, INC.

	By:	/s/Clark Ortiz
Clark Ortiz, Chief Executive Officer